UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2011 (September 21, 2011)

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 21, 2011, the Registrant and its wholly owned subsidiary, United Stationers Supply Co. (“USSC”), entered into a Third Amended and Restated Five-Year Revolving Credit Agreement (the “Amended Agreement”) with JPMorgan Chase Bank, National Association, as Administrative Agent, and the lenders identified therein. The Amended Agreement modifies the Second Amended and Restated Five-Year Revolving Credit Agreement entered into on July 5, 2007, as amended on December 21, 2007 (as amended, the “Prior Agreement”).

The Amended Agreement provides for a revolving credit facility with an aggregate committed principal amount of $700 million. The Amended Agreement also provides for the issuance of letters of credit. The committed principal amount of $700 million represents an increase of $75 million over the aggregate commitment under the Prior Agreement, which consisted of a $425 million revolving credit facility and a $200 million term loan. Subject to the terms and conditions of the Amended Agreement, USSC may seek additional commitments to increase the aggregate committed principal amount to a total amount of $1 billion, a $375 million increase over the maximum under the Prior Agreement.

Amounts borrowed under the Amended Agreement are secured by substantially all of the Registrant’s assets, other than real property and certain accounts receivable. Borrowings under the Amended Agreement will bear interest at LIBOR for specified interest periods or at the Alternate Base Rate (as defined in the Amended Agreement), plus, in each case, a margin determined based on the Registrant’s permitted debt to EBITDA ratio (calculated as provided in Section 6.20 of the Amended Agreement) (the “Leverage Ratio”). Depending on the Registrant’s Leverage Ratio, the margin on LIBOR-based loans ranges from 1.00% to 2.00% and on Alternate Base Rate loans ranges from 0.00% to 1.00%. Based on the Registrant’s current Leverage Ratio, the applicable margin for LIBOR-based loans would be 1.25% and for Alternate Base Rate loans would be 0.25%. In addition, the Registrant is required to pay the lenders a fee on the unutilized portion of the commitments under the Amended Agreement at a rate per annum between 0.15% and 0.325%, depending on the Registrant’s Leverage Ratio. The Amended Agreement contains representations and warranties, covenants and events of default that are customary for facilities of this type.

In addition to increasing the aggregate commitments, the Amended Agreement also provides the Registrant greater financial flexibility than the Prior Agreement:

•	The Amended Agreement increases the maximum permitted Leverage Ratio to 3.50 to 1.00 (compared to 3.25 to 1.00 under the Prior Agreement).

•

The Amended Agreement eliminates restrictions on the Registrant’s ability to repurchase stock or pay dividends when its Leverage Ratio is less than or equal to 3.00 to 1.00 (compared to 2.75 to 1.00 under the Prior Agreement); when the ratio is greater than 3.00 to 1.00, the Amended Agreement permits the Registrant to repurchase its stock and/or issue dividends in an aggregate amount not to exceed the Maximum Payment Amount (as defined in Section 1.1 of the Amended Agreement).

•

Subject to the terms and conditions of the Amended Agreement, the Amended Agreement permits the Registrant to incur up to $300 million of indebtedness in addition to borrowings under the Amended Agreement, plus up to $200 million under the Registrant’s asset-backed securitization program and up to $135 million in replacement or refinancing of the Registrant’s floating rate senior secured notes due October 15, 2014.

•	The revolving credit facility under the Amended Agreement matures on September 21, 2016, compared to July 5, 2012 under the Prior Agreement.

Although the Amended Agreement increases the maximum permitted Leverage Ratio and eases restrictions on the Registrant’s ability to repurchase stock or pay dividends compared to the Prior Agreement, the Registrant remains subject to covenants under other financing agreements that are substantially similar to the covenants in the Prior Agreement. Both the Master Note Purchase Agreement, dated as of October 15, 2007, among the Registrant, USSC, and the note purchasers identified therein (the “Note Purchase Agreement”), and the Transfer and Administration Agreement, dated as of March 3, 2009, among United Stationers Receivables, LLC, USSCO, United Stationers Financial Services LLC (“USFS”), Bank of America, National Association, and the other alternate investors from time to time parties thereto (the “Transfer and Administration Agreement”), limit the Registrant’s maximum permitted Leverage Ratio to 3.25 to 1.00. The Note Purchase Agreement also restricts the Registrant’s ability to repurchase stock or pay dividends when its Leverage Ratio is greater than 2.75 to 1.00. Unless and until the Registrant is able to amend the restrictive covenants in the Note Purchase Agreement and the Transfer and Administration Agreement to conform to the covenants in the Amended Agreement, the Registrant will not be able to take advantage of the less restrictive covenants contained in the Amended Agreement.

In connection with the Amended Agreement, the Registrant, USSC and seven other wholly owned subsidiaries of the Registrant, Lagasse, Inc. (“Lagasse”), United Stationers Technology Services LLC (“USTS”), USFS, ORS Nasco, Inc. (“ORS”), Oklahoma Rig, Inc. (“Rig”), Oklahoma Rig & Supply Co. Trans., Inc. (“Trans”), and MBS Dev, Inc. (“MBS”) executed a document (the “Reaffirmation”) reaffirming their obligations under agreements they originally executed in connection with prior credit agreements. The Reaffirmation reaffirmed the terms and conditions of (i) the Amended and Restated Pledge and Security Agreement, dated as of October 15, 2007, among JPMorgan Chase Bank, National Association, in its capacity as agent, the Registrant, USSC, Lagasse, USTS, USFS, ORS, Rig, Trans and MBS (the “Security Agreement”), (ii) the Trademark Security Agreement, dated as of October 15, 2007, among JPMorgan Chase Bank, National Association, in its capacity as agent, USSC, Lagasse, ORS and MBS and (iii) the Guaranty, dated as of March 21, 2003, executed by the Registrant, Lagasse, USTS, USFS, ORS, Rig, Trans and MBS in favor of JPMorgan Chase Bank, National Association, as successor to Bank One, NA, as agent.

The Registrant will file copies of the Amended Agreement and the Reaffirmation as exhibits to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Registrant’s entry into the Third Amended and Restated Five-Year Revolving Credit Agreement provided under Item 1.01 above is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED STATIONERS INC.

Date: September 27, 2011	/s/ Fareed A. Khan
Fareed A. Khan
Senior Vice President and Chief Financial Officer